Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David A. Neumann, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of PCTEL, Inc. for the quarterly period ended September 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of PCTEL, Inc.  A signed original of this written statement required by Section 906 has been provided to PCTEL, Inc. and will be retained by PCTEL, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

	By:	/s/ David A. Neumann
DATE: November 9, 2017	NAME:	DAVID A. NEUMANN
	Title:	Chief Executive Officer

I, John Schoen, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of PCTEL, Inc. for the quarterly period ended September 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of PCTEL, Inc.  A signed original of this written statement required by Section 906 has been provided to PCTEL, Inc. and will be retained by PCTEL, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

	By:	/s/ John Schoen
DATE: November 9, 2017	NAME:	JOHN SCHOEN
	Title:	Chief Financial Officer